Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-11465, 333-97261 and 333-144632 on Form S-8 of our report dated March 17, 2008, relating to the consolidated financial statements of Steinway Musical Instruments, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board (“FASB”) Interpretation 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R) and SFAS No. 123(R), Share-Based Payment), appearing in this Annual Report on Form 10-K of Steinway Musical Instruments, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 13, 2009